EXHIBIT 32.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Jordan Estra, Chief Executive Officer, and I, Jeff Hanks, Chief/Principal Financial Officer, of Ensurge, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year December 31, 2010 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 14, 2012	/S/ Jordan M. Estra
Jordan M. Estra, Chief Executive Officer (Principal Executive Officer)

Date:	February 14, 2012	/S/ Jeff A. Hanks
Jeff A. Hanks, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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A signed original of this written statement required by Section 906 has been provided to Ensurge, Inc. and will be retained by Ensurge, Inc. and furnished to the Securities Exchange Commission or its staff upon request.